EXHIBIT 21

              SUBSIDIARIES OF THE COMPANY (AS OF FEBRUARY 1, 2000)

                                                                                 PERCENTAGE OF
                                                              JURISDICTION OF   SECURITIES OWNED
NAME                                                           INCORPORATION     BY THE COMPANY
----                                                          ---------------   ----------------
STI Canadian Holdings Ltd...................................  Canada-Federal          100%
Figgie Communications Inc...................................  Ohio                    100%
Figgie do Brasil Industria e Commercio Ltda. (IN LIQ.)......  Brazil                  100%
STI Foreign Sales Corporation...............................  Virgin Islands          100%
Figgie (G.B.) Limited.......................................  United Kingdom          100%
Figgie (U.K.) Limited.......................................  United Kingdom          100%
Figgie Sportswear (U.K.) Limited............................  United Kingdom          100%
Figgie International (H.K.) Ltd.............................  Hong Kong               100%
Figgie Investment Trustee Limited...........................  United Kingdom          100%
Figgie Leasing Corporation..................................  Delaware                100%
STI Licensing Corporation...................................  Delaware                100%
Figgie Packaging Systems Pty. Ltd...........................  Australia               100%
Figgie Pension Trustee Limited..............................  United Kingdom          100%
STI Properties, Inc.........................................  Delaware                100%
Chagrin Highlands, Ltd. LLC.................................  United States            50%
Chagrin Highlands Inc.......................................  Ohio                    100%
STI Properties, Ltd.........................................  Ohio                    100%
Figgie Risk Management Company..............................  Florida                  85%
Figgie Sportswear Limited...................................  United Kingdom          100%
Mojonnier de Mexico S de RL de CV (IN LIQ)..................  Mexico                   49%
Mojonnier do Brasil Industria e Commercio de Equipamentos
  Ltda. (IN LIQ)............................................  Brazil                  100%
Shanghai Eagle Safety Equipment Ltd.........................  China                    51%
Willoughby Holdings Inc.....................................  Delaware                100%
Willoughby Assurance Ltd....................................  Bermuda                 100%
Scott/Bacharach Instruments, LLC............................  Delaware                 51%
AV-OX, Inc..................................................  California              100%